                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Universal Corporation for the registration of $400,000,000 of debt securities and to the incorporation by reference therein of our report dated August 5, 1999, with respect to the consolidated financial statements of Universal Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP


Richmond, Virginia
August 8, 2000